Exhibit 99.1

Starz Entertainment Corp. Reports Results for the Second Quarter Ended June 30, 2026

STARZ Increases 2026 Outlook for Adjusted OIBDA and Unlevered Free Cash Flow1 and Reaffirms Year-end Leverage Target of 2.7x2

•Positive Year-over-Year OTT Revenue Growth
•Raising 2026 Outlook Targets for Adjusted OIBDA and Unlevered Free Cash Flow2
•Reiterating 2026 Outlook Targets for Positive OTT Revenue Growth and 2.7x Adjusted OIBDA Leverage2
•Reiterating 20% Adjusted OIBDA Margin Outlook for the Second Half of 20272

SANTA MONICA, CA, and VANCOUVER, B.C., August 7, 2026 – STARZ (NASDAQ: STRZ) today reported results for the quarter ended June 30, 2026. This press release includes consolidated financial results for STARZ Entertainment Corp.

"Our second-quarter results reflect the momentum we are building across the business and the strength of our content portfolio," said STARZ President and CEO Jeffrey Hirsch. "We delivered another quarter of strong audience engagement and OTT revenue growth, and the success of the ‘Fightland’ premiere validates our ownership strategy. The progress we are making and our visibility into the back half of the year increase our confidence that 2026 is becoming a more meaningful inflection year for STARZ than we anticipated."

Summary of Second Quarter 2026 Financial Results

For the quarter ended June 30, 2026, STARZ reported:
•Revenue: $307.9 million
•Operating loss: $(175.5) million due largely to a non-recurring restructuring charge
•Adjusted OIBDA1: $59.9 million
•Net cash used in operating activities: $(28.2) million
•Unlevered Free Cash Flow1: $(14.7) million
•Equity Free Cash Flow1: $(33.4) million

As of June 30, 2026, key balance sheet metrics included:
•Cash and cash equivalents: $59.6 million
•Total debt: $625.1 million, including a $300.0 million Term Loan A credit facility and $325.1 million in senior unsecured notes
•Net debt1: $565.5 million
•Adjusted OIBDA Leverage Ratio3: 2.9x (trailing twelve months)
•The Company’s $150.0 million revolving credit facility remained fully undrawn

2026 outlook:
•Reiterating outlook for positive year-over-year OTT revenue growth
•Raising Adjusted OIBDA growth outlook from low-single-digits to mid-single-digits2
•Raising Unlevered Free Cash Flow outlook from between $80 million and $120 million to the mid-to-upper end of the range2
•Reiterating Adjusted OIBDA Leverage Ratio outlook exiting 2026 estimated to be approximately 2.7x2

1    See “Use of Non-GAAP Financial Measures” for a definition of Adjusted OIBDA, Unlevered Free Cash Flow, Equity Free Cash Flow, and Net Debt. See “Reconciliation of Operating Loss to Adjusted OIBDA” and “Key Performance Indicators” for the related reconciliations to the most directly comparable GAAP measures.
2    The forecasted Operating Income (Loss) and net cash flows provided by operating activities are not reasonably estimable due to the nature of certain individual items: restructuring and other, and adjusted share-based compensation expense. The variability of these items could have a significant impact on our future GAAP financial results. The Company is not providing any 2026 outlook for GAAP financial measures other than OTT revenue growth, nor can the Company provide quantitative reconciliation to the most directly comparable GAAP measures for its forward-looking non-GAAP financial measures in its 2026 outlook because the GAAP measures cannot be reliably estimated and the reconciliations cannot be performed without unreasonable effort due to their dependence on future uncertainties and adjusting items that the Company cannot control or reasonably predict at this time but which may be material. Please see “Use of Non-GAAP Financial Measures” for additional information.
3     Total Adjusted OIBDA Leverage Ratio of 2.9x is calculated based on total Adjusted OIBDA of $195.2 million for the trailing twelve-month period ended June 30, 2026. Refer to “Reconciliation of Operating Loss to Adjusted OIBDA” section for further detail.

Conference Call
•As previously announced, STARZ senior management will hold its analyst and investor conference call to discuss results for the quarter ended June 30, 2026, today, Friday, August 7, 2026, at 8:00 a.m. ET / 5:00 a.m. PT. Interested parties may listen to the live webcast by visiting the events page on the STARZ Investor Relations website. A full replay will become available this evening at the same link.
About STARZ
STARZ is the leading premium entertainment destination for women and underrepresented audiences, and home to some of the most popular franchises and series on television. STARZ offers a robust programming mix for discerning adult audiences, including boundary-breaking originals and an expansive lineup of blockbuster movies, and is embodied by its brand positioning “We’re All Adults Here.” Complementary to any platform or service, STARZ is available across a wide range of digital OTT platforms and multichannel video distributors and is a bundling partner of choice. STARZ is powered by an industry-leading advanced technology, data analytics and digital infrastructure and the highly rated and first-of-its-kind STARZ app.

Investor Inquiries – Contact:
Nilay Shah
nilay.shah@starz.com

Press Inquiries – Contact:
Jennifer Minezaki
jennifer.minezaki@starz.com

The matters discussed in this press release include forward-looking statements, including those regarding expected future performance. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including, but not limited to: the benefits of the separation of Lionsgate's Studios Business and Lionsgate's STARZ Business (the “Separation”); unexpected costs related to the Separation; the substantial investment of capital required to produce and market films and television series; budget overruns; limitations imposed by our credit facilities and notes; unpredictability of the commercial success of our programming; risks related to acquisition and integration of acquired businesses; the effects of dispositions of businesses or assets, including individual films or libraries; the cost of defending our intellectual property; technological changes and other trends affecting the entertainment industry; potential adverse reactions or changes to business or employee relationships; the impact of global pandemics on our business; weakness in the global economy and financial markets, including a recession and past and future bank failures; wars, terrorism and multiple international conflicts that could cause significant economic disruption and political and social instability; labor disruptions and strikes; and the other risk factors set forth in STARZ’s Annual Report on Form 10-KT filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

STARZ ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2026	2025
	(Amounts in millions)
ASSETS
Cash and cash equivalents	$59.6	$35.7
Accounts receivable, net, including other receivables of $17.5 million and $9.9 million as of June 30, 2026 and December 31, 2025, respectively.	80.4	84.4
Prepaid expenses and other	10.6	12.1
Total current assets	150.6	132.2
Programming content, net	866.0	993.8
Property and equipment, net	47.8	49.1
Intangible assets, net	566.1	690.9
Other assets	41.3	47.2
Total assets	$1,671.8	$1,913.2
LIABILITIES
Current portion of debt	$15.0	$7.5
Accounts payable	60.8	60.0
Programming related payables	212.9	255.2
Other accrued liabilities	120.9	49.1
Residuals	22.2	27.1
Programming related obligations	110.8	87.7
Deferred revenue	53.4	52.8
Total current liabilities	596.0	539.4
Debt	600.1	605.8
Programming related obligations	6.8	41.4
Other liabilities	170.0	72.7
Deferred tax liabilities	3.0	7.9
Total liabilities	1,375.9	1,267.2

Contingencies

EQUITY
Common shares, no par value, unlimited authorized, 16.8 million and 16.7 million shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively.	737.3	735.1
Accumulated other comprehensive income	21.4	19.4
Parent net investment	—	—
Accumulated deficit	(462.8)	(108.5)
Total equity	295.9	646.0
Total liabilities and equity	$1,671.8	$1,913.2

STARZ ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
	(Amounts in millions, except per share amounts)
Revenue
OTT revenue	$221.3	$221.1	$432.4	$446.6
Linear and other revenue	86.6	98.6	182.4	203.7
Total revenue	307.9	319.7	614.8	650.3
Operating expenses:
Programming amortization	114.1	162.5	252.4	280.9
Other operating	40.5	36.5	74.8	75.2
Advertising and marketing	70.3	63.4	120.7	122.3
General and administrative	40.0	29.1	69.1	54.5
Depreciation and amortization	67.3	48.7	135.8	96.8
Restructuring and other	151.2	6.4	290.3	189.8
Total expenses	483.4	346.6	943.1	819.5
Operating loss	(175.5)	(26.9)	(328.3)	(169.2)
Interest expense	(13.6)	(13.2)	(27.5)	(24.1)
Interest and other income	0.5	—	0.9	1.7
Other expense	(2.0)	(2.5)	(3.8)	(4.3)
Loss on extinguishment of debt	—	—	—	(0.7)
Loss from continuing operations	(190.6)	(42.6)	(358.7)	(196.6)
Income tax benefit	1.2	0.1	4.4	0.1
Net loss from continuing operations	(189.4)	(42.5)	(354.3)	(196.5)
Net income from discontinued operations, net of income taxes	—	—	—	1.0
Net loss	$(189.4)	$(42.5)	$(354.3)	$(195.5)

Per share information attributable to Starz Entertainment Corp. shareholders:

Basic and diluted net loss per common share - continuing operations	$(11.27)	$(2.54)	$(21.12)	$(11.75)
Basic and diluted net income per common share - discontinued operations	—	—	—	0.06
Basic and diluted net loss per common share	$(11.27)	$(2.54)	$(21.12)	$(11.69)

Weighted average number of common shares outstanding:
Basic	16.8	16.7	16.8	16.7
Diluted	16.8	16.7	16.8	16.7

STARZ ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended
	June 30,
	2026	2025
	(Amounts in millions)
Operating activities:
Net loss	$(354.3)	$(195.5)
Less: net income from discontinued operations, net of tax	—	1.0
Net loss from continuing operations, net of tax	(354.3)	(196.5)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	135.8	96.8
Programming amortization	252.4	280.9
Amortization of debt financing costs and other non-cash interest	2.3	2.0
Share-based compensation	20.2	11.7
Other amortization	4.2	3.5
Net content impairment	129.2	167.3
Loss on extinguishment of debt	—	0.7
Deferred income taxes	—	0.2
Changes in operating assets and liabilities:
Accounts receivable, net	2.6	60.1
Cash paid for programming content(1)	(294.9)	(394.3)
Other assets	2.8	(5.5)
Accounts payable and accrued liabilities	145.4	4.2
Residuals	(1.3)	(0.1)
Deferred revenue	0.6	6.4
Due to LG Studios Business	—	(35.5)
Net cash flows provided by operating activities	45.0	1.9
Investing activities:
Capital expenditures	(9.7)	(10.8)
Deferred purchase price of receivables sold	1.2	0.5
New Lionsgate revolving credit facility – increases	—	455.5
New Lionsgate revolving credit facility – decreases	—	(321.5)
Net cash flows (used in) provided by investing activities	(8.5)	123.7
Financing activities:
Programming related obligations – borrowings	238.2	290.6
Programming related obligations – repayments	(251.0)	(278.7)
Exercise of stock options	0.2	—
Distribution of Exchange Notes to New Lionsgate upon Separation	—	(389.9)
Debt – borrowings, net of debt issuance and redemption costs	—	388.3
Debt repayments	—	(96.5)
Parent net investment	—	(2.0)
Net cash flows used in financing activities	(12.6)	(88.2)
Net change in cash and cash equivalents	23.9	37.4
Cash and cash equivalents – beginning of period	35.7	14.2
Cash and cash equivalents – end of period	$59.6	$51.6
__________________________________
(1)Cash paid for programming content for the six months ended June 30, 2026 includes $157.1 million from the licensing of program rights from the LG Studios Business.

STARZ ENTERTAINMENT CORP.
RECONCILIATION OF OPERATING LOSS TO ADJUSTED OIBDA

	Three Months Ended					Trailing Twelve Months
	June 30,	September 30,	December 31,	March 31,	June 30,	June 30,
	2025	2025	2025	2026	2026	2026
	(Amounts in millions)
Operating loss	$(26.9)	$(34.8)	$(4.7)	$(152.8)	$(175.5)	$(367.8)
Depreciation and amortization	48.7	47.9	47.3	68.5	67.3	231.0
Restructuring and other(1)	6.4	5.0	9.4	139.1	151.2	304.7
Adjusted share-based compensation expense(2)	5.2	3.7	3.5	3.2	16.9	27.3
Adjusted OIBDA(3)	$33.4	$21.8	$55.5	$58.0	$59.9	$195.2
_______________
(1)Restructuring and other includes restructuring costs, certain transaction-related and other expenses, and unusual items, when applicable, as shown in the table below:

	Three Months Ended					Trailing Twelve Months
	June 30,	September 30,	December 31,	March 31,	June 30,	June 30,
	2025	2025	2025	2026	2026	2026
	(Amounts in millions)
Content impairments(a)	$(0.3)	$—	$7.1	$128.1	$1.7	$136.9
Contract termination fees(b)	—	—	—	—	147.2	147.2
Transaction and other costs(c)	4.5	4.8	2.1	5.1	1.7	13.7
Severance(d)	—	—	0.2	5.9	0.5	6.6
Share-based compensation(e)	2.2	0.2	—	—	0.1	0.3
Total restructuring and other	$6.4	$5.0	$9.4	$139.1	$151.2	$304.7
_______________
(a)During 2025 and 2026, Starz undertook actions to rationalize its content portfolio as part of its ongoing efforts to right‑size its content cost structure in response to the evolving macroeconomic and industry environment, including continued declines in traditional linear services, impairments associated with changes in the Canadian operating model and in connection with becoming and operating as a standalone company following the Separation. These actions included evaluating programming on the Starz Platform, cancelling certain previously ordered programming, and removing and abandoning content determined to have limited strategic value.
(b)In April 2026, Starz entered into an agreement to terminate certain live-action films under a post pay-one output licensing agreement. As a result, Starz recognized programming contract termination fees, which were recorded within Restructuring and other costs during the three and six months ended June 30, 2026.
(c)Transaction and other costs reflect costs associated with certain potential strategic transactions, costs associated with certain legal matters, and transaction, integration and legal costs associated with the separation from Lionsgate.
(d)Severance costs represent a reduction in our work force due to cost-saving initiatives and the continued decline in traditional linear services.
(e)This balance includes a modification of equity awards in connection with the separation from Lionsgate. In June 2025, the compensation committee of the Company approved a cash payment in lieu of share issuance for the restricted share units that vested in July and August 2025.

STARZ ENTERTAINMENT CORP.
(2)The following table reconciles total share-based compensation expense to adjusted share-based compensation expense:

	Three Months Ended					Trailing Twelve Months
	June 30,	September 30,	December 31,	March 31,	June 30,	June 30,
	2025	2025	2025	2026	2026	2026
	(Amounts in millions)
Total share-based compensation expense	$7.4	$3.9	$3.5	$3.2	$17.0	$27.6
Less: Amount included in restructuring and other(a)	(2.2)	(0.2)	—	—	(0.1)	(0.3)
Adjusted share-based compensation expense	$5.2	$3.7	$3.5	$3.2	$16.9	$27.3
_______________
(a)Includes a modification of equity awards in connection with the Separation included in restructuring and other expenses. Refer to note (1)(e).
(3)See "Use of Non-GAAP Financial Measures" for the definition of Adjusted OIBDA which is reconciled to operating loss in the table above, the most directly comparable GAAP financial measure.

STARZ ENTERTAINMENT CORP.
KEY PERFORMANCE INDICATORS (KPIs)

	Three Months Ended
	June 30,	September 30,	December 31,	March 31,	June 30,
	2025	2025	2025	2026	2026
	(Amounts in millions)
Equity and Unlevered Free Cash Flow
Net cash provided by (used in) operating activities	$65.4	$(26.0)	$(21.4)	$73.2	$(28.2)
Less: capital expenditures	(6.9)	(5.2)	(4.5)	(4.5)	(5.2)
Total Equity Free Cash Flow	58.5	(31.2)	(25.9)	68.7	(33.4)
Plus: cash paid for interest	26.9	9.2	19.1	11.6	18.4
Plus: cash paid for income taxes	0.2	0.4	0.2	0.4	0.3
Total Unlevered Free Cash Flow	$85.6	$(21.6)	$(6.6)	$80.7	$(14.7)

Cash paid for programming content
Starz Networks	$(143.5)	$(157.0)	$(158.6)	$(85.5)	$(147.6)
Programming content restructuring(1)	(4.8)	(2.7)	(4.0)	(27.9)	(34.0)
Total cash paid for programming content	$(148.3)	$(159.7)	$(162.6)	$(113.4)	$(181.6)

Net corporate debt
Debt(2)	$625.1	$625.1	$625.1	$625.1	$625.1
Less: cash and cash equivalents	51.6	37.0	35.7	102.1	59.6
Net corporate debt	$573.5	$588.1	$589.4	$523.0	$565.5

Adjusted OIBDA - trailing twelve months	$178.6	$173.2	$204.0	$168.7	$195.2

Adjusted OIBDA leverage ratio(3)	3.2x	3.4x	2.9x	3.1x	2.9x
_______________
(1)Represents cash used in operating activities for programming content paid subsequent to the final shutdown of the LIONSGATE+ business in May 2024 and the Starz Networks Strategic Content Review and International Restructuring. Such cash flows are included in continuing operations in the consolidated statements of cash flow.
(2)Debt represents total debt, excluding unamortized debt issuance costs.
(3)Adjusted OIBDA leverage ratio is defined as Net Corporate Debt (represents total debt, excluding unamortized debt issuance costs, minus cash and cash equivalents), divided by Adjusted OIBDA for the trailing twelve-months.

STARZ ENTERTAINMENT CORP.
USE OF NON-GAAP FINANCIAL MEASURES
This earnings release presents the following important financial measures utilized by Starz Entertainment Corp. (the "Company," “Starz,” "we," "us" or "our") that are not financial measures defined by U.S. generally accepted accounting principles ("GAAP"). These non-GAAP financial measures are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with United States GAAP.
Adjusted OIBDA: Adjusted OIBDA is defined as operating income (loss) before depreciation and amortization ("OIBDA"), adjusted for share-based compensation ("adjusted SBC"), restructuring and other costs, and unusual gains or losses, (such as goodwill and intangible asset impairment), when applicable.
•Depreciation and amortization as presented on our consolidated statement of operations.
•Adjusted share-based compensation represents share-based compensation excluding the impact of the acceleration of certain vesting schedules for equity awards pursuant to certain severance arrangements, which are included in restructuring and other expenses, when applicable.
•Restructuring and other includes restructuring costs, certain transaction-related and other expenses, and unusual items, when applicable.
•Goodwill impairment and intangible asset impairment, when applicable.
Adjusted OIBDA Leverage Ratio: Adjusted OIBDA Leverage Ratio is defined as Net Corporate Debt (represents total debt, excluding Unamortized Debt Issuance Costs, minus Cash and Cash Equivalents), divided by Adjusted OIBDA for the trailing twelve-months.
Unlevered Free Cash Flow: Unlevered Free Cash Flow is defined as net cash provided by (used in) operating activities, less capital expenditures, plus cash paid for interest and taxes.
Equity Free Cash Flow: Equity Free Cash Flow is defined as net cash provided by (used in) operating activities, less capital expenditures.
Net Corporate Debt: Net Corporate Debt is defined as total debt, excluding Unamortized Debt Issuance Costs, minus Cash and Cash Equivalents.
Overall: These measures are non-GAAP financial measures as defined in Regulation G promulgated by the SEC and are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.
We use these non-GAAP measures, among other measures, to evaluate the operating performance of our business. We believe these measures provide useful information to investors regarding our results of operations before non-operating items and cash flows. Adjusted OIBDA is considered an important measure of the Company’s performance because this measure eliminates amounts that, in management’s opinion, do not necessarily reflect the fundamental performance of the Company’s businesses, are infrequent in occurrence, and in some cases are non-cash expenses. In addition, the Adjusted OIBDA Leverage Ratio is an important metric as it provides insight into the Company’s capital structure and financial risk, helping assess the Company’s ability to meet its debt obligations and maintain financial flexibility. Unlevered Free Cash Flow and Equity Free Cash Flow are considered important measures of the Company’s liquidity because they provide information about the ability of the Company to reduce Net Corporate Debt and make strategic investments. Net Corporate Debt is used by management to evaluate the Company’s overall indebtedness and capital structure by reflecting debt levels net of available liquidity, and is an important measure in assessing leverage, financial risk, and the Company’s capacity to service and reduce debt over time. The Company utilizes these measures, among others, to evaluate the performance of its business relative to its peers and the broader market.
These non-GAAP measures are commonly used in the entertainment industry and by financial analysts and others who follow the industry to measure operating performance. However, not all companies calculate these measures in the same manner and the measures as presented may not be comparable to similarly titled measures presented by other companies due to differences in the methods of calculation and excluded items.
A general limitation of these non-GAAP financial measures is that they are not prepared in accordance with GAAP. These measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as an alternative measure of operating income, cash flow, net income (loss), or earnings (loss) per share as determined in accordance with GAAP.